UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2015

Adaptive Medias, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-155318	26-0685980
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

16795 Von Karman Ave., #240

Irvine, CA 92606

(Address of principal executive offices)

949-525-4634

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 29, 2015, Adaptive Medias, Inc. (the “Company”) filed a complaint against Meetme Inc, Beanstock Inc, Jim Waltz (Company’s former Director) and certain other individuals (the “Complaint”) for claims including but not limited to breach of fiduciary duty, aiding and abetting breach of fiduciary duty, and fraud in the execution. The Complaint was filed with the Superior Court of the State of California, County of Orange. Among other claims, it is Company’s belief that Jim Waltz breached his fiduciary duties when he served as a Director of the Company by fraudulently inducing the Company to guarantee financial obligations of Beanstock Media, Inc. to Meetme Inc. Company seeks legal remedies in compensatory damage, punitive damage, declaratory judgment and any other relief that the court deems just and proper.

This Current Report may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect Adaptive Medias' current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Adaptive Medias' actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ADAPTIVE MEDIAS, INC.

Date: September 29, 2015	By:	/s/ John Strong
John Strong
Chief Executive Officer